For period ending June 30, 2017    Exhibit 77O

File number 811-9036

FORM 10f-3
Registered Domestic Securities and Government Securities

FUND:  UBS Global Corporate Bond Relationship Fund
Name of Adviser or Sub-Adviser:  UBS Asset Management (Americas) Inc.
1.  Issuer:  MPLX LP 5.2% due 03/01/2047________
2.  Date of Purchase:  2/7/2017
3.  Underwriter(s) from whom purchased:  Citigroup Global Markets Ltd.
4.  ?Affiliated Underwriter" managing or participating in syndicate:
UBS Investment Bank
5.  Aggregate principal amount or number of shares purchased:  $17,000,000 (Firmwide) $130,000 (Fund)
6.  Aggregate principal amount or total number of shares of offering:  $1,000,000,000
7.  Purchase price per unit or share (net of fees and expenses):  $99.304
8.  Initial public offering price per unit or share:  $99.304
9.  Commission, spread or profit:  _0.875___%
10.  Have the following conditions been satisfied?
YES
NO
a. The securities are part of an issue registered under the Securities Act of 1933 that is being offered to the public, or is part of an issue of government securities (as defined in section 2(a)(16) of the 1940 Act).
b. The securities were purchased prior to the end of the first day on which any sales are made (or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the offering terminated).
c. The securities purchased at a price not more than the price paid by each other purchaser in the offering.
d. The underwriting was a firm commitment underwriting.

X_______

X_______

X_______

X_______

_______

_______

_______

_______

e. The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period.
f. The issuer of the securities and any predecessor has been in continuous operation for not less than three years.

X_______

X_______

_______

_______

g. The amount of such securities purchased by the Fund and all other accounts over which the Adviser (or Sub-Adviser, if applicable) exercises investment discretion did not exceed 25% of the principal amount of the offering.

X_______

_______
h. No Affiliated Underwriter benefited directly or indirectly from the purchase.

X_______

_______

Note: Refer to the Rule 10f-3 Procedures for the definitions of the capitalized terms above.  In particular, ?Affiliated Underwriter? is defined as affiliates of the Adviser or Sub-Adviser participating in a selling syndicate, as applicable.
Approved:  /s/ Leesa D. Merrill   Date: 4/25/2017
Print Name:   Leesa D. Merrill

FORM 10f-3
Registered Domestic Securities and Government Securities

FUND:  UBS Global Corporate Bond Relationship Fund
Name of Adviser or Sub-Adviser:  UBS Asset Management (Americas) Inc.
1.  Issuer:  Verizon Communications Inc. 5.25% due 03/16/2037________
2.  Date of Purchase:  03/14/2017
3.  Underwriter(s) from whom purchased:  Barclays Capital Securities Ltd.
4.  ?Affiliated Underwriter" managing or participating in syndicate:
UBS Investment Bank
5.  Aggregate principal amount or number of shares purchased:  $7,000,000 (Firmwide) $70,000 (Fund)
6.  Aggregate principal amount or total number of shares of offering:  $3,000,000,000
7.  Purchase price per unit or share (net of fees and expenses):  $99.23
8.  Initial public offering price per unit or share:  $99.23
9.  Commission, spread or profit:  _0.600___%
10.  Have the following conditions been satisfied?
YES
NO
a. The securities are part of an issue registered under the Securities Act of 1933 that is being offered to the public, or is part of an issue of government securities (as defined in section 2(a)(16) of the 1940 Act).
b. The securities were purchased prior to the end of the first day on which any sales are made (or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the offering terminated).
c. The securities purchased at a price not more than the price paid by each other purchaser in the offering.
d. The underwriting was a firm commitment underwriting.

X_______

X_______

X_______

X_______

_______

_______

_______

_______

e. The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period.
f. The issuer of the securities and any predecessor has been in continuous operation for not less than three years.

X_______

X_______

_______

_______

g. The amount of such securities purchased by the Fund and all other accounts over which the Adviser (or Sub-Adviser, if applicable) exercises investment discretion did not exceed 25% of the principal amount of the offering.

X_______

_______
h. No Affiliated Underwriter benefited directly or indirectly from the purchase.

X_______

_______

Note: Refer to the Rule 10f-3 Procedures for the definitions of the capitalized terms above.  In particular, ?Affiliated Underwriter? is defined as affiliates of the Adviser or Sub-Adviser participating in a selling syndicate, as applicable.
Approved:  /s/ Leesa D. Merrill   Date: 4/25/2017
Print Name:   Leesa D. Merrill

FORM 10f-3
Registered Domestic Securities and Government Securities

FUND:  UBS Global Corporate Bond Relationship Fund
Name of Adviser or Sub-Adviser:  UBS Asset Management (Americas) Inc.
1.  Issuer:  Verizon Communications 5.50% due 03/16/2047________
2.  Date of Purchase:  03/14/2017
3.  Underwriter(s) from whom purchased:  Barclays Capital Securities Ltd.
4.  ?Affiliated Underwriter" managing or participating in syndicate:
UBS Investment Bank
5.  Aggregate principal amount or number of shares purchased:  $45,000,000 (Firmwide) $380,000 (Fund)
6.  Aggregate principal amount or total number of shares of offering:  $1,500,000,000
7.  Purchase price per unit or share (net of fees and expenses):  $99.81
8.  Initial public offering price per unit or share:  $99.81
9.  Commission, spread or profit:  _0.75___%
10.  Have the following conditions been satisfied?
YES
NO
a. The securities are part of an issue registered under the Securities Act of 1933 that is being offered to the public, or is part of an issue of government securities (as defined in section 2(a)(16) of the 1940 Act).
b. The securities were purchased prior to the end of the first day on which any sales are made (or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the offering terminated).
c. The securities purchased at a price not more than the price paid by each other purchaser in the offering.
d. The underwriting was a firm commitment underwriting.

X_______

X_______

X_______

X_______

_______

_______

_______

_______

e. The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period.
f. The issuer of the securities and any predecessor has been in continuous operation for not less than three years.

X_______

X_______

_______

_______

g. The amount of such securities purchased by the Fund and all other accounts over which the Adviser (or Sub-Adviser, if applicable) exercises investment discretion did not exceed 25% of the principal amount of the offering.

X_______

_______
h. No Affiliated Underwriter benefited directly or indirectly from the purchase.

X_______

_______

Note: Refer to the Rule 10f-3 Procedures for the definitions of the capitalized terms above.  In particular, ?Affiliated Underwriter? is defined as affiliates of the Adviser or Sub-Adviser participating in a selling syndicate, as applicable.
Approved:  /s/ Leesa D. Merrill   Date: 4/25/2017
Print Name:   Leesa D. Merrill

FORM 10f-3
Rule 144A Securities
FUND:  UBS Global Corporate Bond Relationship Fund
Name of Adviser or Sub-Adviser:  UBS Asset Management (Americas) Inc.
1.  Issuer:  Charter Communications Operating 5.375% due 05/01/2047
2.  Date of Purchase:  03/30/2017
3.  Underwriter(s) from whom purchased:  Citigroup Global Markets Ltd.
4.  ?Affiliated Underwriter" managing or participating in syndicate:
UBS Investment Bank
5.  Aggregate principal amount or number of shares purchased: $4,950,000 (Firmwide) $75,000 (Fund)
6.  Aggregate principal amount or total number of shares of offering:  $1,250,000,000
7.  Purchase price (net of fees and expenses):  $99.968
8.  Initial public offering price:  $99.968
9.  Commission, spread or profit:  0.0879%
10.  Have the following conditions been satisfied?
YES
NO
a. The securities are sold in an offering exempt from registration under Section 4(2) of the Securities Act of 1933, Rule 144A or Regulation D.
b. The securities are sold to persons reasonably believed to be ?qualified institutional buyers? (?QIBs?).
c. The securities are reasonably believed to be eligible for resale to other QIBs.
d. The securities were purchased prior to the end of the first day on which any sales are made (or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the offering terminated).

     X___

__X___

__X___

__X___

_______

_______

_______

_______

e. The securities were purchased at a price not more than the price paid by each other purchaser in the offering or any concurrent offering.
f. The underwriting was a firm commitment underwriting.
YES

___X___

___X___
NO

_______
g. The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period.

___X___

_______
h. The issuer of the securities and any predecessor has been in continuous operation for not less than three years.

___X___

_______
i. The amount of such securities purchased by the Fund and all other accounts over which the Adviser (or Sub-Adviser, if applicable) exercises investment discretion did not exceed 25% of the principal amount of the offering.

___X___

_______
j. No Affiliated Underwriter benefited directly or indirectly from the purchase.

___X___

_______
Note: Refer to the Rule 10f-3 Procedures for the definitions of the capitalized terms above.  In particular, ?Affiliated Underwriter? is defined as affiliates of the Adviser or Sub-Adviser participating in a selling syndicate, as applicable.
Approved: /s/ Leesa D. Merrill   Date: 8/17/2017
Print Name:  Leesa D. Merrill

FORM 10f-3
Registered Domestic Securities and Government Securities

FUND:  UBS Global Corporate Bond Relationship Fund
Name of Adviser or Sub-Adviser:  UBS Asset Management (Americas) Inc.
1.  Issuer:  Royal Bank of Scotland Group PLC 3.498% due 05/15/2023________
2.  Date of Purchase:  5/10/2017
3.  Underwriter(s) from whom purchased:  Morgan Stanley
4.  ?Affiliated Underwriter" managing or participating in syndicate:
UBS Investment Bank
5.  Aggregate principal amount or number of shares purchased:  $7,600,000 (Firmwide) $200,000 (Fund)
6.  Aggregate principal amount or total number of shares of offering:  $1,500,000,000
7.  Purchase price per unit or share (net of fees and expenses):  $100.000
8.  Initial public offering price per unit or share:  $100.000
9.  Commission, spread or profit:  _0.350___%
10.  Have the following conditions been satisfied?
YES
NO
a. The securities are part of an issue registered under the Securities Act of 1933 that is being offered to the public, or is part of an issue of government securities (as defined in section 2(a)(16) of the 1940 Act).
b. The securities were purchased prior to the end of the first day on which any sales are made (or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the offering terminated).
c. The securities purchased at a price not more than the price paid by each other purchaser in the offering.
d. The underwriting was a firm commitment underwriting.

X_______

X_______

X_______

X_______

_______

_______

_______

_______

e. The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period.
f. The issuer of the securities and any predecessor has been in continuous operation for not less than three years.

X_______

X_______

_______

_______

g. The amount of such securities purchased by the Fund and all other accounts over which the Adviser (or Sub-Adviser, if applicable) exercises investment discretion did not exceed 25% of the principal amount of the offering.

X_______

_______
h. No Affiliated Underwriter benefited directly or indirectly from the purchase.

X_______

_______

Note: Refer to the Rule 10f-3 Procedures for the definitions of the capitalized terms above.  In particular, ?Affiliated Underwriter? is defined as affiliates of the Adviser or Sub-Adviser participating in a selling syndicate, as applicable.
Approved:  /s/ Leesa D. Merrill  Date: 8/17/2017
Print Name:   Leesa D. Merrill